EXHIBIT 23.2

                                   CONSENT OF
                             PARENTE RANDOLPH, P.C.,
                              INDEPENDENT AUDITORS


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                       [Parente Randolph, P.C. Letterhead]


                         CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the reference to our firm under the caption "Experts" in Fidelity D & D Bancorp, Inc.'s Post-effective Amendment No. 1 to Registration Statement No. 333-45668 on Form S-1, filed with the Securities and Exchange Commission on Form S-3, and the related prospectus of Fidelity D & D Bancorp, Inc., for the registration of 100,000 shares of common stock. We also consent to the incorporation by reference therein of our report dated February 9, 2001, with respect to Fidelity D & D Bancorp, Inc.'s consolidated financial statements, which report is included in Fidelity D & D Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                  /s/ PARENTE RANDOLPH, P.C.
                  --------------------------
                  PARENTE RANDOLPH, P.C.


Wilkes-Barre, Pennsylvania
May 25, 2001




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